Exhibit 99.1

American Education Center, Inc. 2 Wall Street, 8th Fl, New York, NY 10005 Tel: 646-780-8118

PRESS RELEASE

FOR RELEASE August 30, 2017

American Education Center Appoints New CEO and Engages Senior Financial Advisor

NEW YORK, August 30, 2017 – On August 28, 2017, the Board of Directors (the “Board”) of American Education Center Inc., a Nevada corporation (the “Company”) approved the appointment of Mr. Max Pu Chen, President and Chief Finance Officer of the Company, as its new Chief Executive Officer (“CEO”) when the employment contract of Mr. Jonathan McKeage, current CEO of the Company, ends on August 28, 2017. The effective date of Mr. Chen’s appointment as the Company’s new CEO is August 29, 2017. Mr. McKeage will remain as a senior advisor of the Company, assisting Mr. Chen in the implementation of the Company’s strategic and business plans.

The appointment of Mr. Max Chen as the Company’s CEO is the result of the Board’s decision to reorganize and expand its senior management team, and properly realign its internal resources and strategic priorities in connection with its planned up-listing to a national exchange such as Nasdaq or New York Stock Exchange.

In conjunction with Mr. Chen’s appointment, the Company has engaged Mr. Anthony S. Chan, CPA, President of CA Global Consulting Inc., a seasoned finance executive with over 25 years of professional experience, as its senior financial advisor to assist senior management in the assessment of the Company’s governance, risk management and compliance functions; enhancement of its finance and accounting functions; evaluation of M&A opportunities; refinement of the Company’s business initiatives and growth strategies; and development of an actionable plan to up-list the Company to the main board.

Mr. Max Chen commented, “I am excited about my new leadership role at the Company and look forward to working with Anthony in strengthening our senior management team; formalizing our compliance and risk management functions; refining our near-term strategic goals; and developing a timeline to get the Company up-listed to the main board. On behalf of the Company, we thank Jonathan for his dedicated services and welcome Anthony to joining our Company as a senior financial advisor.”

American Education Center, Inc. 2 Wall Street, 8th Fl, New York, NY 10005 Tel: 646-780-8118

About American Education Center, Inc. (OTCQB: AMCT)

Leveraging its industry knowledge and technical expertise, AEC delivers customized services to capitalize on the increasing demand for quality education in the United States as well as training on operational compliance in China. Based in New York with operations in China, the Company currently provides admission, training and other consulting services to Chinese students wishing to study in the United States and delivers customized executive training programs for clients in China.

Contact:

Nancy Qin

(212) 825-0437

f.qin@aec100.com

American Education Center, Inc.

2 Wall Street

Floor 8

New York, NY 10005

http://americaneducationcenter.org/

Disclaimer: Matters discussed in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual business and/or financial results may differ materially from the results predicted or the Company’s expectations or beliefs, and reported results should not be considered as an indication of future performance. Factors such as the development of general economic conditions, future market conditions, unusual catastrophic loss events, changes in the capital markets and other circumstances may cause the actual events or results to be materially different from those anticipated by such statements. The Company does not make any representation or warranty, express or implied, as to the accuracy, completeness or updated status of such statements. The Company cannot assure you that it will achieve or accomplish these expectations, beliefs or projections. Actual business and financial results may differ materially from those discussed in the forward-looking statements. Therefore, in no case whatsoever will AEC and its affiliate companies be liable to anyone for any decision made or action taken in conjunction with the information and/or statements in this press release or for any related damages.